Exhibit 99.1

Red Rock Resorts Announces Second Quarter 2024 Results

LAS VEGAS, July 23, 2024 (GLOBE NEWSWIRE) - Red Rock Resorts, Inc. (“Red Rock Resorts,” “we” or the “Company”) (NASDAQ: RRR) today reported financial results for the second quarter ended June 30, 2024.

Second Quarter Results

Consolidated Operations

•	Net revenues were $486.4 million for the second quarter of 2024, an increase of 16.9%, or $70.3 million, from $416.1 million in the same period of 2023.

•	Net income was $69.8 million for the second quarter of 2024, a decrease of 6.8%, or $5.1 million, from $74.9 million in the same period of 2023.

•	Adjusted EBITDA(1) was $201.7 million for the second quarter of 2024, an increase of 15.0%, or $26.4 million, from $175.3 million in the same period of 2023.

Las Vegas Operations

•	Net revenues from Las Vegas operations were $483.2 million for the second quarter of 2024, an increase of 17.1%, or $70.6 million, from $412.6 million in the same period of 2023.

•	Adjusted EBITDA from Las Vegas operations was $223.1 million for the second quarter of 2024, an increase of 15.6%, or $30.1 million, from $193.1 million in the same period of 2023.

Balance Sheet Highlights

The Company’s cash and cash equivalents at June 30, 2024 were $136.4 million and total principal amount of debt outstanding at the end of the second quarter was $3.5 billion.

Quarterly Dividend

The Company’s Board of Directors has declared a cash dividend of $0.25 per Class A common share for the third quarter of 2024. The dividend will be payable on September 30, 2024 to all stockholders of record as of the close of business on September 16, 2024.

Prior to the payment of such dividend, Station Holdco LLC (“Station Holdco”) will make a cash distribution to all unit holders of record, including the Company, of $0.25 per unit for a total distribution of approximately $27.5 million, approximately $16.0 million of which is expected to be distributed to the Company and approximately $11.5 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 8857354. A replay of the call will be available from today through August 6, 2024 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA for the three and six months ended June 30, 2024 and 2023 includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net (including gains and losses on asset disposals, preopening and development, business innovation and technology enhancements, demolition costs and non-routine items), interest expense, net, loss on extinguishment/modification of debt, change in fair value of derivative instruments and provision for income tax.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC (“Station Casinos”). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Durango Resort & Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem, Wildfire Fremont and Wildfire Lake Mead. Station Casinos also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the impact of rising inflation, higher interest rates and increased energy costs on consumer demand and the Company’s business, financial results and liquidity; the impact of unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, pandemics, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

INVESTORS:

Stephen L. Cootey

Stephen.Cootey@redrockresorts.com

(702) 495-4214

MEDIA:

Michael J. Britt

Michael.Britt@redrockresorts.com

(702) 495-3693

Red Rock Resorts, Inc.

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating revenues:
Casino	$319,629	$269,507	$636,483	$557,747
Food and beverage	91,718	77,623	184,996	155,770
Room	50,142	44,892	103,030	88,831
Other	24,914	24,108	50,791	47,418

Net revenues	486,403	416,130	975,300	849,766

Operating costs and expenses:
Casino	87,853	69,583	172,822	141,294
Food and beverage	74,267	60,883	147,714	120,995
Room	16,075	13,473	31,946	27,080
Other	7,760	8,994	15,027	16,706
Selling, general and administrative	111,318	93,480	216,123	185,985
Depreciation and amortization	46,703	32,738	91,576	63,833
Write-downs and other, net	2,193	10,066	4,334	29,685

	346,169	289,217	679,542	585,578

Operating income	140,234	126,913	295,758	264,188
Earnings from joint ventures	721	754	1,444	1,653

Operating income and earnings from joint ventures	140,955	127,667	297,202	265,841

Other expense:
Interest expense, net	(57,434)	(44,340)	(114,635)	(86,796)
Loss on extinguishment/modification of debt, net	—	—	(14,402)	—
Change in fair value of derivative instruments	(1,923)	—	(1,923)	—

Income before income tax	81,598	83,327	166,242	179,045
Provision for income tax	(11,788)	(8,417)	(18,061)	(18,608)

Net income	69,810	74,910	148,181	160,437
Less: net income attributable to noncontrolling interests	34,134	35,397	69,670	76,248

Net income attributable to Red Rock Resorts, Inc.	$35,676	$39,513	$78,511	$84,189

Earnings per common share:
Earnings per share of Class A common stock, basic	$0.60	$0.68	$1.33	$1.46
Earnings per share of Class A common stock, diluted	$0.59	$0.65	$1.29	$1.40
Weighted-average common shares outstanding:
Basic	59,069	57,828	58,935	57,741
Diluted	60,748	103,329	103,720	103,260
Dividends declared per common share	$0.25	$0.25	$1.50	$0.50

Red Rock Resorts, Inc.

Segment Information and Reconciliation of Net Income to Adjusted EBITDA

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues
Las Vegas operations	$483,209	$412,578	$968,776	$842,627
Corporate and other	3,194	3,552	6,524	7,139

Net revenues	$486,403	$416,130	$975,300	$849,766

Net income	$69,810	$74,910	$148,181	$160,437
Adjustments
Depreciation and amortization	46,703	32,738	91,576	63,833
Share-based compensation	11,806	4,829	17,681	10,125
Write-downs and other, net	2,193	10,066	4,334	29,685
Interest expense, net	57,434	44,340	114,635	86,796
Loss on extinguishment/modification of debt, net	—	—	14,402	—
Change in fair value of derivative instruments	1,923	—	1,923	—
Provision for income tax	11,788	8,417	18,061	18,608

Adjusted EBITDA	$201,657	$175,300	$410,793	$369,484

Adjusted EBITDA
Las Vegas operations	$223,147	$193,051	$452,906	$407,140
Corporate and other	(21,490)	(17,751)	(42,113)	(37,656)

Adjusted EBITDA	$201,657	$175,300	$410,793	$369,484